As filed with the Securities and Exchange Commission on February 18, 2022

Registration No. 333-258539

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Post-Effective Amendment No. 3

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ALLOVIR, INC.

(Exact name of registrant as specified in its charter)

Delaware	83-1971007
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1100 Winter Street

Waltham, MA 02451

(617) 433-2605

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Diana Brainard, M.D.

Chief Executive Officer

AlloVir, Inc.

1100 Winter Street

Waltham, MA 02451

(617) 433-2605

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mitchell S. Bloom, Esq.	Edward Miller
Danielle Lauzon, Esq.	General Counsel and Secretary
Nicole Daley, Esq.	AlloVir, Inc.
Goodwin Procter LLP	1100 Winter Street
100 Northern Avenue	Waltham, MA 02451
Boston, MA 02210	(617) 433-2605
(617) 570-1000

Approximate date of commencement of proposed sale to the public: From time to time or at one time as determined by the Registrant after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 3 to the Registration Statement on Form S-3, as previously amended by Post-Effective Amendment No. 2 (File No. 333-258539) (as so amended, the “Registration Statement”) of AlloVir, Inc. (the “Registrant”) is being filed for the purpose of replacing the Exhibit 23.1 consent of independent registered public accounting firm (the “Auditor’s Consent”) previously filed with the Registration Statement with the Exhibit 23.1 Auditor’s Consent filed herewith. The common stock that may be offered, issued and sold under the sales agreement prospectus is included in the $250,000,000 of securities that may be offered, issued and sold by the registrant under the base prospectus. Upon termination of the sales agreement, any portion of the $100,000,000 included in the sales agreement prospectus that is not sold pursuant to the sales agreement will be available for sale in other offerings pursuant to the base prospectus. This Post-Effective Amendment No. 3 consists only of the cover page, this explanatory note and Item 16 (Exhibits) of the Registration Statement and does not modify any other part of the Registration Statement.

Item 16. Exhibits

Exhibit No.	Description

1.1*	Form(s) of underwriting agreement(s)

1.2**	Sales Agreement, dated August 6, 2021, by and between the Registrant and SVB Leerink LLC.

3.1**	Third Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.3 of the Registrant’s Registration Statement on Form S-1/A (File No. 333-239698) filed on July 23, 2020).

3.2**	Second Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.5 of the Registrant’s Registration Statement on Form S-1/A (File No. 333-239698) filed on July 23, 2020).

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-239698) filed on July 23, 2020).

4.2	Amended and Restated Investors’ Rights Agreement among the Registrant and certain of its stockholders, effective as of May 8, 2019 (incorporated by reference to Exhibit 4.2 of the Registrant’s Registration Statement on Form S-1 (File No. 333-23969) filed on July 6, 2020).

4.3**	Form of indenture for senior debt securities and the related form of senior debt security.

4.4**	Form of indenture for subordinated debt securities and the related form of subordinated debt security.

4.5*	Form of Certificate of Designations.

4.6*	Form of Warrant Agreement.

4.7*	Form of Unit Certificate.

4.8*	Form of Preferred Stock Certificate.

5.1**	Opinion of Goodwin Procter LLP.

5.2**	Opinion of Goodwin Procter LLP relating to sales agreement prospectus.

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2**	Consent of Goodwin Procter LLP (included in Exhibit 5.1 hereto).

24.1**	Power of Attorney

25.1†	Form T-1 Statement of Eligibility of Trustee for Senior Indenture under the Trust Indenture Act of 1939.

25.2†	Form T-1 Statement of Eligibility of Trustee for Subordinated Indenture under the Trust Indenture Act of 1939.

*	To be filed by amendment or as exhibit(s) to a Current Report of the Registrant on Form 8-K and incorporated herein by reference, as applicable.

**	Previously filed.

†	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as applicable.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Waltham, Massachusetts, on February 18, 2022.

ALLOVIR, INC.

By:	/s/ Diana Brainard
Diana Brainard
Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on the date indicated:

Signature	Title	Date

/s/ Diana Brainard	Chief Executive Officer and Director	February 18, 2022
Diana Brainard	(Principal Executive Officer)

/s/ Vikas Sinha	President, Chief Financial Officer and Director	February 18, 2022
Vikas Sinha	(Principal Financial Officer and Principal Accounting Officer)

*	Director	February 18, 2022
Jeffrey S. Bornstein

* Malcolm	Director	February 18, 2022
Brenner

*	Director	February 18, 2022
Ansbert Gadicke

*	Director	February 18, 2022
David Hallal

*	Director	February 18, 2022
Morana Jovan-Embiricos

*	Director	February 18, 2022
Juan Vera

*	Director	February 18, 2022
John Wilson

*By:	/s/ Diana Brainard
Diana Brainard
Attorney-in-fact